UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 4, 2008 (December 3, 2008)

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 3, 2008, Worthington Industries, Inc. (the “Company”) announced that end market weakness and the speed and severity of the recent decline in steel pricing has left it with inventory in excess of reduced demand while market values for that inventory have plummeted.  As a result, the Company will be writing down the value of its inventory by approximately $100 million (pre-tax) as of the end of its second quarter, which ended November 30, 2008.

Effective December 3, 2008, the board of directors of the Company declared a regular quarterly dividend of $0.17 per share, payable on December 29, 2008, to shareholders of record December 15, 2008.

Item 9.01.     Financial Statements and Exhibits.

(a)-(c)   Not applicable.

(d)         Exhibits:

Exhibit No.	Description

99.1	News Release issued on December 3, 2008 regarding the announcement of Inventory Write-Down and the Declaration of the Quarterly Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	December 4, 2008
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary